EXHIBIT 99.1

Integer Updates 2019 Guidance Following Customer Chapter 11 Filing, No change in prior view of 2020 sales outlook

PLANO, Texas, Nov. 18, 2019 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR), a leading medical device outsource manufacturer, today announced the following related to the Chapter 11 filing of Nuvectra Corporation (“Nuvectra”), a customer of Integer, on November 12, 2019:

  Estimated 4Q19 asset impairment charge and other costs of approximately $24 million pre-tax, primarily non-cash
  Lowered 2019 sales guidance by $12 million on the low and high end of range; lowered 2019 GAAP income and earnings per share (“EPS”) guidance, but no change in non-GAAP adjusted EBITDA, adjusted income and adjusted EPS guidance(a)
  The Nuvectra bankruptcy filing does not change Integer's prior view of its 2020 sales outlook

Integer will incur an estimated $24 million in pre-tax asset impairments and related charges, primarily non-cash and related to inventory, supplier obligations and accounts receivable. These charges will impact Integer’s GAAP financial results, thereby reducing GAAP income guidance by $19 million. The revised GAAP income range is expected to be $87 million to $91 million and GAAP EPS of $2.65 to $2.75. These impairment and related charges will be excluded from Integer’s non-GAAP adjusted results to provide investors a more comparable view of Integer’s operating performance for 2019 and to serve as a baseline for 2020.

Nuvectra communicated to its vendors to “cease providing all products” under its court-supervised process.  This lowers Integer’s fourth quarter sales outlook by $12 million, which is now expected to be at the low end of a revised sales guidance range of $1,253 million to $1,268 million for full year 2019.

The $12 million reduction in 4Q19 Nuvectra sales would be expected to negatively impact Integer’s adjusted EBITDA by approximately $4 million. However, through continued progress in its manufacturing excellence strategic imperative and operating expense management in the fourth quarter, the company maintains its prior adjusted EBITDA guidance range of $282 million to $286 million, though it expects to be on the low end of that range. The adjusted EPS guidance also remains unchanged at $4.55 to $4.65.

The Nuvectra bankruptcy filing does not change Integer's prior view of its 2020 sales outlook.  Integer still expects to grow at "market growth rates" in total but is reducing the impact of the neuromodulation market slow down and supply agreements to a $10 million headwind in 2020, down from a $20 million headwind outlined in its third quarter earnings call on October 31, 2019.  Integer's prior 2020 sales outlook had already considered the full range of potential outcomes of Nuvectra's announced "strategic alternatives" evaluation disclosed in August 2019.

Integer intends to preserve its rights and pursue available legal remedies to recover any losses suffered as a result of Nuvectra’s Chapter 11 filing.

Included in this release is a reconciliation of prior guidance to revised guidance on a GAAP and non-GAAP basis.  Amounts and growth rates shown below relate to continuing operations.

2019 Full-Year Outlook(b)
(dollars in millions, except per share amounts)

	GAAP		Non-GAAP(c)
	As Reported	Growth	Adjusted	Growth
Sales	$1,253 to $1,268	3% to 4%	$1,253 to $1,268	3% to 5%
Income	$87 to $91	85% to 93%	$150 to $154	21% to 23%
EBITDA	N/A	N/A	$282 to $286	9% to 10%
Diluted EPS	$2.65 to $2.75	84% to 91%	$4.55 to $4.65	20% to 22%

2019 Full-Year GAAP Outlook Reconciliation
(dollars in millions, except per share amounts)

		Nuvectra Chapter 11 Impact
	Prior Guidance	Sales	Impairment	Other Costs	Other Changes(d)	Revised Guidance
Sales	$1,265 to $1,280	$(12)	-	-	-	$1,253 to $1,268
Income	$106 to $110	$(3)	$(17)	$(2)	$3	$87 to $91
EBITDA	N/A	N/A	N/A	N/A	N/A	N/A
Diluted EPS	$3.22 to $3.32	$(0.10)	$(0.50)	$(0.07)	$0.10	$2.65 to $2.75

2019 Full-Year Non-GAAP(c) Outlook Reconciliation
(dollars in millions, except per share amounts)

		Nuvectra Chapter 11 Impact
	Prior Guidance	Sales	Other Changes(d)	Revised Guidance
Sales	$1,265 to $1,280	$(12)	-	$1,253 to $1,268
Income	$150 to $154	$(3)	$3	$150 to $154
EBITDA	$282 to $286	$(4)	$4	$282 to $286
Diluted EPS	$4.55 to $4.65	$(0.10)	$0.10	$4.55 to $4.65

(a)	All references to Sales, Income, EBITDA and EPS amounts and growth rates relate to continuing operations.

(b)	Except as described below, further reconciliations by line item to the closest corresponding GAAP financial measure for adjusted Sales, adjusted Income, adjusted EBITDA, and adjusted EPS, included in our “2019 Full-Year Outlook” above, are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and visibility of the charges excluded from these non-GAAP financial measures.

(c)	Adjusted Income and adjusted diluted EPS for 2019 are expected to consist of GAAP Income and diluted EPS, excluding items such as intangible amortization, certain legal expenses, reorganization and realignment costs, asset dispositions and impairments, severance, gains and losses on equity investments and loss on extinguishment of debt totaling approximately $80 million, pre-tax. The after-tax impact of these items is estimated to be approximately $63 million, or approximately $1.90 per diluted share.

Adjusted EBITDA is expected to consist of adjusted Income excluding items such as depreciation, interest, stock-based compensation and taxes that are expected to total approximately $132 million.

(d)	Represents operational improvements in productivity, driven by continued progress in the company's manufacturing excellence strategic imperative and operating expense management.

About Integer™

Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device outsource (MDO) manufacturers in the world serving the cardiac, neuromodulation, vascular, portable medical and orthopedics markets. The Company provides innovative, high-quality medical technologies that enhance the lives of patients worldwide. In addition, it develops batteries for high-end niche applications in energy, military, and environmental markets. The Company's brands include GreatbatchTM Medical, Lake Region MedicalTM and ElectrochemTM. Additional information is available at www.integer.net.

Contact Information

Tony Borowicz
SVP, Strategy, Corporate Development & Investor 716.759.5809
tony.borowicz@integer.net

Notes Regarding Non-GAAP Financial Information

This release references adjusted sales, adjusted income, adjusted diluted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted EBITDA, all from continuing operations.  Adjusted income and adjusted diluted EPS from continuing operations consist of GAAP amounts adjusted for the following to the extent occurring during the period: (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain legal expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) gain (loss) on equity  investments, (ix) extinguishment of debt charges, (x) the net impact of the long-term supply agreements entered into as of the closing of the divestiture of the AS&O product line, (xi) the income tax (benefit) related to these adjustments and (xii) certain tax items that are outside the normal provision for the period.  Adjusted diluted EPS from continuing operations are calculated by dividing adjusted income from continuing operations by diluted weighted average shares outstanding.  EBITDA from continuing operations is calculated by adding back interest expense, GAAP provision (benefit) for income taxes, depreciation and amortization expense, to income from continuing operations, which is the most directly comparable GAAP measure.  Adjusted EBITDA from continuing operations consists of EBITDA from continuing operations plus GAAP stock-based compensation and the same adjustments as listed above except for items (ii), (ix), (xi) and (xii). Adjusted sales from continuing operations consist of GAAP sales adjusted for item (x) above.

We believe that the presentation of adjusted sales, adjusted income, adjusted diluted EPS and adjusted EBITDA, all from continuing operations, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations.

Forward-Looking Statements

Some of the statements contained in this press release are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include statements relating to:

  future sales, expenses, and profitability;
  future development and expected growth of our business and industry;
  our ability to execute our business model and our business strategy; the amount of the estimated impairment resulting from the Chapter 11 filing by Nuvectra; and
  the estimated amount of the other costs expected to be incurred as a result of the Chapter 11 filing by Nuvectra.

You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or “variations” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those stated or implied by these forward-looking statements.

In evaluating these statements and our prospects, you should carefully consider a number of factors, including, but not limited to, the following factors: the risk that our expectations and estimations regarding the impact of the Chapter 11 filing by Nuvectra are incorrect, including because (i) the Chapter 11 filing by Nuvectra is a relatively recent event and future developments may occur that require us to reevaluate its impact on us and (ii) Integer is a party to various contracts, lease and licenses with Nuvectra, and at the present time, we cannot predict the impact of the Chapter 11 filing by Nuvectra on these arrangements; our indebtedness, our inability to pay principal and interest on this outstanding indebtedness or to remain in compliance with financial and other covenants under our senior secured credit facilities, and the risk that this indebtedness limits our ability to invest in our business and overall financial flexibility; our dependence upon a limited number of customers; customer ordering patterns; product obsolescence; our inability to market current or future products; pricing pressure from customers; our ability to timely and successfully implement cost savings and consolidation initiatives; our reliance on third-party suppliers for raw materials, products and subcomponents; fluctuating operating results; our inability to maintain high-quality standards for our products; challenges to our intellectual property rights; product liability claims; product field actions or recalls; our inability to successfully consummate and integrate acquisitions and to realize synergies and to operate these acquired businesses in accordance with expectations; our unsuccessful expansion into new markets; our failure to develop new products; the timing, progress and ultimate success of pending regulatory actions and approvals; our inability to obtain licenses to key technology; regulatory changes, including health care reform, or consolidation in the healthcare industry; global economic factors, including currency exchange rates and interest rates; the resolution of various legal actions brought against Integer; ongoing impacts resulting from the U.S. Tax Cuts and Jobs Act, including the Global Intangible Low-Taxed Income tax; and other risks and uncertainties that arise from time to time and are described in Item 1A “Risk Factors” of our Annual Report on Form 10-K and in other periodic filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and, except as required by applicable law, Integer assumes no obligation to update forward-looking statements in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

Integer Contact
Investor Relations
Tony Borowicz
tony.borowicz@integer.net
716.759.5809